                                                                    EXHIBIT 25.1

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

                     800 Nicollet Mall
                   Minneapolis, Minnesota                                            55402
         (Address of principal executive offices)                                  (Zip Code)

                                    Chi C. Ma
                         U.S. Bank National Association
                       Corporate Trust Services, 3rd Floor
                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 603-6554
            (Name, address and telephone number of agent for service)

                               EPIX Medical, Inc.
                     (Issuer with respect to the Securities)

                          Delaware                                                04-3030815
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                     71 Rogers Street                                              02142-1118
                 Cambridge, Massachusetts
                      (617) 250-6000
         (Address of Principal Executive Offices)                                  (Zip Code)

                  3% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2024
                       (TITLE OF THE INDENTURE SECURITIES)

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================================================================================

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                       Comptroller of the Currency
                       Washington, D.C.

         b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                       Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
                  None

ITEMS 3-15 ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

      1. A copy of the Articles of Association of the Trustee.*

         2. A copy of the certificate of authority of the Trustee to commence business.*

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

         4.  A copy of the existing bylaws of the Trustee.*

         5.  A copy of each Indenture referred to in Item 4.  Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

         7. Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.


     * Incorporated by reference to Registration Number 333-67188.

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                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 22nd of July, 2004.


                                            U.S. BANK NATIONAL ASSOCIATION

                                            By:  /s/ Chi C. Ma
                                                 ------------------------
                                                 Chi C. Ma
                                                 Vice President


By:      /s/ Marie A. Hattinger
         -------------------------------
         Marie A. Hattinger
         Vice President

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                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: July 22, 2004


                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:  /s/ Chi C. Ma
                                                 ------------------------
                                                 Chi C. Ma
                                                 Vice President


By:      /s/ Marie A. Hattinger
         -------------------------------
         Marie A. Hattinger
         Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 3/31/2004

                                    ($000'S)

                                                             3/31/2004
                                                       -----------------
ASSETS
     Cash and Due From Depository Institutions         $     7,180,778
     Federal Reserve Stock                                           0
     Securities                                             45,038,794
     Federal Funds                                           2,593,702
     Loans & Lease Financing Receivables                   116,474,594
     Fixed Assets                                            1,789,213
     Intangible Assets                                      10,532,022
     Other Assets                                            7,996,466
                                                       -----------------
         TOTAL ASSETS                                  $   191,605,569

LIABILITIES
     Deposits                                          $   126,605,087
     Fed Funds                                               5,698,785
     Treasury Demand Notes                                   3,981,328
     Trading Liabilities                                       252,912
     Other Borrowed Money                                   23,295,560
     Acceptances                                               148,067
     Subordinated Notes and Debentures                       5,807,310
     Other Liabilities                                       5,587,914
                                                       -----------------
     TOTAL LIABILITIES                                 $   171,376,963

EQUITY
     Minority Interest in Subsidiaries                 $     1,005,645
     Common and Preferred Stock                                 18,200
     Surplus                                                11,677,397
     Undivided Profits                                       7,527,364
                                                       -----------------
         TOTAL EQUITY CAPITAL                          $    20,228,606

TOTAL LIABILITIES AND EQUITY CAPITAL                   $   191,605,569

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ Chi C. Ma
      -------------
      Vice President

Date: July 22, 2004